UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported):	December 9, 2015

Commission File Number	Exact Name of Registrants as Specified in their Charters, State of Incorporation, Address and Telephone Number	IRS Employer Identification Number
1-14201	SEMPRA ENERGY (A California Corporation) 488 8th Avenue San Diego, California 92101 (619) 696-2000	33-0732627

1-01402	SOUTHERN CALIFORNIA GAS COMPANY (A California Corporation) 555 West Fifth Street Los Angeles, California 90013 (213) 244-1200	95-1240705

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K

Item 8.01   Other Events

On October 23, 2015, Southern California Gas Company (the “Company”), an indirect subsidiary of Sempra Energy, discovered a leak at its Aliso Canyon natural gas storage facility, located in the northern part of the San Fernando Valley in Los Angeles County.  The Aliso Canyon facility, which has been operated by the Company since 1972, is situated in the Santa Susana Mountains.  The storage field provides important system reliability to ensure service to customers in the Los Angeles Basin.  The leaking well is more than one mile away from and 1,200 feet above the closest homes.  It is one of more than 100 injection and withdrawal wells at the storage facility, and the leak is not impacting the Company's ability to safely and reliably provide natural gas to its customers.

The Company’s top priority is to safely and expeditiously stop the leak, mitigate neighborhood impacts and reduce the amount of natural gas being emitted into the environment.  Mitigation includes relocation of certain impacted customers as directed by the Los Angeles County Department of Public Health and in response to claims made in civil lawsuits described below.

The Company has been working closely with several of the world's leading experts to stop the leak.  In the interim, the Company is also working to reduce the flow of natural gas into the air and the impact of the odorant that is required to be added to the natural gas for safety purposes.  On December 4, 2015, the Company began drilling a relief well that is designed to intercept the leaking well so that the leak can be stopped.  This activity is expected to take three to four months.  The Company continues to withdraw natural gas from the storage facility to serve customers.  These withdrawals reduce the overall pressure in the storage facility, which also should reduce the amount of natural gas that is emitted from the impacted well.  In addition, the Company is evaluating other mitigation measures with outside experts.

The Company does not believe it is possible at this time to accurately measure the amount of natural gas being lost from the leak.  Any estimates published in the news media or elsewhere on the potential scale of the leak and any costs of this incident are premature and purely speculative. Once the gas leak is terminated, the Company will conduct an objective measurement of natural gas lost from the leak and provide that information to the relevant regulatory bodies.

Various regulatory agencies have issued notices to the Company directing it to stop the leak and control the release of natural gas into the air, and the Company may face fines or other penalties as a result of this incident.  The Company has been working in close cooperation with these agencies.  In addition, three complaints have been filed asserting causes of action for negligence, nuisance and trespass, among other things.  All three complaints seek class action status, compensatory and punitive damages, and attorneys’ fees, and two of them also seek injunctive relief.  The Los Angeles City Attorney has also filed a complaint against the Company for public nuisance, restitution and violation of the California Unfair Competition Law.  That complaint seeks an order to abate the public nuisance and civil penalties.  All of these complaints are currently being reviewed by the Company and outside legal counsel.

The Company has at least four types of insurance policies that it believes will cover many of the current and expected claims, losses and litigation (collectively, “Claims”) associated with the natural gas leak at Aliso Canyon.  The total combined limit available under all of these policies is in excess of $1 billion.  The Company has put these insurers on notice about the leak, the nature of potential losses and the filing of lawsuits and is actively pursuing coverage with these carriers.  These policies are subject to various policy limits depending on the type of Claim and are subject to various exclusions and other coverage limitations.

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

We make statements in this report that are not historical fact and constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are necessarily based upon assumptions with respect to the future, involve risks and uncertainties, and are not guarantees of performance. These forward-looking statements represent our estimates and assumptions only as of the filing date of this report. We assume no obligation to update or revise any forward-looking statement as a result of new information, future events or other factors.

In this report, when we use words such as “believes,” “expects,” “anticipates,” “plans,” “estimates,” “projects,” “forecasts,” “contemplates,” “intends,” “depends,” “should,” “could,” “would,” “will,” “confident,” “may,” “potential,” “possible,” “proposed,” “target,” “pursue,” “goals,” “outlook,” “maintain,” or similar expressions, or when we discuss our guidance, strategy, plans, goals, opportunities, projections, initiatives, objectives or intentions, we are making forward-looking statements.

Factors, among others, that could cause our actual results and future actions to differ materially from those described in forward-looking statements include

▪local, regional, national and international economic, competitive, political, legislative and regulatory conditions and developments;

▪actions and the timing of actions, including issuances of permits to construct and licenses for operation, by the California Public Utilities Commission, California State Legislature, U.S. Department of Energy, Federal Energy Regulatory Commission, Nuclear Regulatory Commission, Atomic Safety and Licensing Board, California Energy Commission, U.S. Environmental Protection Agency, California Air Resources Board, and other regulatory, governmental and environmental bodies in the United States and other countries in which we operate;

▪the timing and success of business development efforts and construction, maintenance and capital projects, including risks in obtaining, maintaining or extending permits, licenses, certificates and other authorizations on a timely basis and risks in obtaining adequate and competitive financing for such projects;

▪energy markets, including the timing and extent of changes and volatility in commodity prices, and the impact of any protracted reduction in oil and natural gas prices from historical averages;

▪the impact on the value of our natural gas storage assets from low natural gas prices, low volatility of natural gas prices and the inability to procure favorable long-term contracts for natural gas storage services;

▪delays in the timing of costs incurred and the timing of the regulatory agency authorization to recover such costs in rates from customers;

▪deviations from regulatory precedent or practice that result in a reallocation of benefits or burdens among shareholders and ratepayers;

▪capital markets conditions, including the availability of credit and the liquidity of our investments;

▪inflation, interest and currency exchange rates;

▪the impact of benchmark interest rates, generally Moody’s A-rated utility bond yields, on our San Diego Gas & Electric Company’s (SDG&E) and SoCalGas’ cost of capital;

▪the availability of electric power, natural gas and liquefied natural gas, and natural gas pipeline and storage capacity, including disruptions caused by failures in the North American transmission grid, pipeline explosions and equipment failures and the decommissioning of San Onofre Nuclear Generating Station (SONGS);

▪cybersecurity threats to the energy grid, natural gas storage and pipeline infrastructure, the information and systems used to operate our businesses and the confidentiality of our proprietary information and the personal information of our customers, terrorist attacks that threaten system operations and critical infrastructure, and wars;

▪the ability to win competitively bid infrastructure projects against a number of strong competitors willing to aggressively bid for these projects;

▪weather conditions, conservation efforts, natural disasters, catastrophic accidents, and other events that may disrupt our operations, damage our facilities and systems, and subject us to third-party liability for property damage or personal injuries, some of which may not be covered by insurance;

▪risks that our partners or counterparties will be unable or unwilling to fulfill their contractual commitments;

▪risks posed by decisions and actions of third parties who control the operations of investments in which we do not have a controlling interest;

▪risks inherent with nuclear power facilities and radioactive materials storage, including the catastrophic release of such materials, the disallowance of the recovery of the investment in, or operating costs of, the nuclear facility due to an extended outage and facility closure, and increased regulatory oversight, including motions to modify settlements;

▪business, regulatory, environmental and legal decisions and requirements;

▪expropriation of assets by foreign governments and title and other property disputes;

▪the impact on reliability of SDG&E’s electric transmission and distribution system due to increased amount and variability of power supply from renewable energy sources and increased reliance on natural gas and natural gas transmission systems;

▪the impact on competitive customer rates of the growth in distributed and local power generation and the corresponding decrease in demand for power delivered through SDG&E’s electric transmission and distribution system;

▪the inability or determination not to enter into long-term supply and sales agreements or long-term firm capacity agreements due to insufficient market interest, unattractive pricing or other factors;

▪the resolution of litigation; and

▪other uncertainties, all of which are difficult to predict and many of which are beyond our control.

We caution you not to rely unduly on any forward-looking statements. You should review and consider carefully the risks, uncertainties and other factors that affect our business as described in this report and in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on a combined basis for Sempra Energy, SDG&E and SoCalGas.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

SEMPRA ENERGY

(Registrant)

Date: December 9, 2015	By: /s/ Joseph A. Householder
Joseph A. Householder Executive Vice President and Chief Financial Officer

SOUTHERN CALIFORNIA GAS COMPANY
(Registrant)

Date: December 9, 2015	By: /s/ Bruce A. Folkmann
Bruce A. Folkmann Vice President, Controller, Chief Financial Officer and Chief Accounting Officer